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                                                                    EXHIBIT 23.7

                     CONSENT OF MILLIMAN & ROBERTSON, INC.

     We hereby consent to the filing of our letter dated April 23, 1996 (as supplemented by Annex C thereto dated as of August 28, 1996) to Mr. Richard A. Watson of Textron Inc. and our report dated November 6, 1996 as Exhibits 99.3 and 93.4, respectively, to the Registration Statement on Form S-4 of Provident Companies, Inc. and to all references to our firm in the Joint Proxy Statement/Prospectus of The Paul Revere Corporation and Provident Companies, Inc. included in such Registration Statement.

                                          MILLIMAN & ROBERTSON, INC.

                                          By: /s/  DAVID E. SCARLETT, FSA
                                            ------------------------------------
                                                   David E. Scarlett, FSA
                                                     Consulting Actuary

Minneapolis, Minnesota
November 27, 1996